Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-211502, No. 333-207835) and S-3 (No. 333-214539) of Dimension Therapeutics, Inc. of our report dated March 9, 2017 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

March 9, 2017